Exhibit 99.1

Leafly Holdings, Inc. Reports First Quarter 2024 Financial Results

Delivered Q1 2024 revenue of $9.0 million

Reported net loss of $2.4 million and adjusted EBITDA1 loss of $0.9 million

Hires financial advisors, PGP and Benchmark, to explore financing and strategic opportunities

SEATTLE--(BUSINESS WIRE)-- May 9, 2024 --Leafly Holdings, Inc. (“Leafly” or “the Company”) (NASDAQ: LFLY), a leading online cannabis discovery marketplace and resource for cannabis consumers, today announced financial results for its first quarter ended March 31, 2024.

"We remain committed to boosting our operational efficiency as we focus on stabilizing revenue and prioritizing ongoing value for our partners," said Yoko Miyashita, CEO of Leafly. “We are excited by the recent historic announcement by the DEA of its plan to reschedule cannabis, which we hope will serve as a pathway for operators to redirect capital to invest in their own businesses. When the anticipated relief arrives, we expect cannabis businesses to increase their efforts to market to and attract new shoppers.

First Quarter Financial Results

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Revenue was $9.0 million, compared to $11.2 million in Q1 2023.
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Retail revenue was $7.9 million, compared to $9.5 million in Q1 2023.
•
Brand revenue was $1.2 million, compared to $1.8 million in Q1 2023
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Gross margin was 89%, an improvement over Q1 2023 gross margin of 88%.
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Total operating expense was $9.8 million, a 34% reduction from $14.9 million in Q1 2023, reflecting operational rigor and continued focus on cost discipline.
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Net loss was $2.4 million, compared to net loss of $5.4 million for Q1 2023.
•
Adjusted EBITDA1 loss, a non-GAAP measure, was $0.9 million compared to adjusted EBITDA loss of $3.3 million in Q1 2023.
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Ended the quarter with $14.1 million in cash, excluding restricted cash, a decrease of $1.2 million compared to $15.3 million at the end of Q4 2023.

“Over the past 12 months, we have made substantial operating improvements and significant cost reductions to become a more efficient business," said Suresh Krishnaswamy, CFO of Leafly. "Our team is focused on execution and returning to top line growth as we drive toward improvements in margins and profitability."

[1] The non-GAAP financial measures EBITDA and adjusted EBITDA are presented in this release. See the reconciliations of such non-GAAP financial measures to their most comparable GAAP measures in the table included in this release below.

Key Performance Metrics1

	Three Months Ended March 31,
	2024	2023	Change	Change (%)

Ending retail accounts	3,840	5,702	(1,862)	-33%
Retailer ARPA	$677	$553	$124	22%

First Quarter Business Highlights

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Retailer average revenue per account (“ARPA”) was $677, essentially flat over Q4 2023 ARPA of $672 and in-line with expectations.
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Leafly continued to bolster its collections efforts, and strategically focused on removing underperforming and non-paying retailers to build a healthier, more durable customer-base.
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The Company introduced new informational-only listings and made changes to its subscription offerings to create a better on ramp for customers and increased potential for upsale, reinforcing that there is a Leafly product for everyone.

Financial Advisor

Leafly has engaged PGP Capital Advisors and The Benchmark Company as co-advisors to explore financing and strategic opportunities that have the potential to maximize shareholder value. PGP and Benchmark have deep knowledge of the cannabis industry and offer a broad range of financial advisory and capital-raising capabilities.

Cash and Liquidity

The Company ended the quarter with $14.1 million in cash, excluding restricted cash, compared to $15.3 million at the end of 2023. The Company continues to look at various options to improve its liquidity and balance sheet, and through ongoing dialogue with its lender, converted $275,000 of outstanding principal to equity on May 7, 2024.

Financial Outlook

Today, Leafly is issuing guidance for the second quarter of 2024. Based on current business trends and conditions, we expect second quarter revenue of around $8.6 million and an adjusted EBITDA2 loss of approximately $1.1 million.

[1] Ending retail accounts and retailer average revenue (or ARPA) per account are key performance metrics that management uses to analyze and measure the Company’s financial performance and results of operations. Please see “Definitions of Key Performance Metrics” for a further explanation of the use and how these metrics are calculated.

[2] Leafly has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted total adjusted EBITDA within this communication because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to: depreciation and amortization expense from new assets; impairments of assets; changes in the valuation of any derivatives; the valuation of, and changes in, grants of equity-based compensation; and gains or losses on modification or extinguishment of debt. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of Leafly’s control. For more information regarding the non-GAAP financial measures discussed in this communication, please see “Non-GAAP Financial Measures” below.

Webcast and Conference Call Information

Leafly will host a conference call and webcast to discuss the results today, Thursday, May 9, 2024 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). A live webcast of the call can be accessed from Leafly’s Investor Relations website at https://investor.leafly.com.

The live call may also be accessed via telephone at (833) 470-1428 toll-free domestically. Please reference conference ID: #475849. An archived version of the webcast will be available from the same website after the call.

About Leafly

Leafly helps millions of people discover cannabis each year. Leafly's powerful tools help shoppers make informed purchasing decisions and empower cannabis businesses to attract and retain loyal customers through advertising and technology services. Learn more at Leafly.com or download the Leafly mobile app through Apple’s App Store or Google Play.

Definitions of Key Performance Metrics

Ending retail accounts

Ending retail accounts is the number of paying retailer accounts with Leafly as of the last month of the respective period. Retail accounts can include more than one retailer. We believe this metric is helpful for investors because it represents a portion of the volume element of our revenue and provides an indication of our market share. Management believes this metric offers useful information in understanding consumer behavior, trends in our business, and our overall operating results.

Retailer average revenue per account (“ARPA”)

Retailer ARPA is calculated as monthly retail revenue, on an account basis, divided by the number of retail accounts that were active during that same month. An active account is one that had an active paying subscription with Leafly in the month. Leafly does not provide retailers with an ongoing free subscription offering but may offer a free introductory period with certain subscriptions. We believe this metric is helpful for investors because it represents the price element of our revenue. Management believes this metric offers useful information in understanding consumer behavior, trends in our business, and our overall operating results.

Given that each of ending retail accounts and retailer ARPA are operational measures and that the Company’s methodology for calculating these measures does not meet the definition of a non-GAAP measure, as that term is defined by the U.S. Securities and

Exchange Commission (the "SEC"), a quantitative reconciliation for each is not required or provided.

Cautionary Statement Regarding Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the services offered by Leafly and the markets in which Leafly operates, business strategies, performance metrics, industry environment, potential growth opportunities, projected future results, financial outlook, expected results from cost saving measures, management objectives, and initiatives undertaken to improve our liquidity and capitalization. These forward-looking statements generally are identified by the words “believe,” “expect,” “intend,” “future,” “forecast,” “outlook,” “plan,” “may,” “will,” "focus," "continue,” "potential," "commit," "anticipate," "seek", and similar expressions (including the negative versions of such words or expressions).

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions as of the date of this release and, as a result, are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by the cautionary statements contained herein. These cautionary statements are being made pursuant to federal securities laws with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

There may be events in the future that Leafly is not able to predict accurately or over which it has no control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release. The risks and uncertainties described in the “Risk Factors” section of Leafly’s Annual Report on Form 10-K for the year ended December 31, 2023 filed by Leafly with the SEC on April 1, 2024, and in the other documents filed by Leafly from time to time with the SEC provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Leafly in such forward-looking statements.

These examples include, but are not limited to:

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the substantial doubt regarding our ability to continue as a going concern because we do not currently have the ability to repay our convertible notes due in January 2025;
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Leafly’s ability to regain compliance with the Nasdaq Stock Market LLC’s (“Nasdaq”) continued listing requirements and maintain the listing of Leafly’s shares of common stock and warrants on the Nasdaq Capital Market, which will be subject to certain approvals by Nasdaq, among other contingencies and factors;

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Leafly’s ability to raise sufficient capital or obtain financing or secure other sources of liquidity in the future to execute its business plan and pay its debt and other obligations when due;
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the size, demands and growth potential of the markets for Leafly’s products and services and Leafly’s ability to serve those markets;
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the impact of macro-economic conditions, including the resulting effect on consumer spending at local cannabis retailers and the level of advertising spending by such retailers;
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the degree of market acceptance and adoption of Leafly’s products, services and pricing changes;
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Leafly’s ability to attract and retain customers;
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Leafly’s success in retaining or recruiting officers, key employees or directors;
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the impact of the regulatory environment and complexities with compliance related to such environment, including compliance with restrictions imposed by federal (under which cannabis is illegal) or applicable state law and slower legalization efforts at the state level; and
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other factors impacting Leafly’s business, operations and financial performance.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Leafly assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Leafly does not give any assurance that it will achieve its expectations.

LEAFLY HOLDINGS, INC

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(in thousands, except per share amounts)

	March 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$14,100	$15,293
Accounts receivable, net of allowance for credit loss of $794 and $1,398, respectively	2,152	2,635
Prepaid expenses and other current assets	2,225	1,074
Total current assets	18,477	19,002
Property, equipment, and software, net	2,436	2,554
Restricted cash - long-term portion	248	251
Other assets	10	28
Total assets	$21,171	$21,835

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Convertible promissory notes, net	$29,221	$—
Accounts payable	640	813
Accrued expenses and other current liabilities	3,608	2,503
Deferred revenue	1,877	1,764
Total current liabilities	35,346	5,080

Non-current liabilities
Convertible promissory notes, net	—	29,085
Other long-term liabilities	96	128
Total non-current liabilities	96	29,213
Total liabilities	35,442	34,293

Commitments and contingencies

Stockholders' deficit
Preferred stock	—	—
Common stock	—	—
Treasury stock	(31,663)	(31,663)
Additional paid-in capital	93,977	93,403
Accumulated deficit	(76,585)	(74,198)
Total stockholders' deficit	(14,271)	(12,458)
Total liabilities and stockholders' deficit	$21,171	$21,835

LEAFLY HOLDINGS, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue	$9,048	$11,249
Cost of revenue	976	1,346
Gross profit	8,072	9,903
Operating expenses
Sales and marketing	2,620	4,911
Product development	2,413	3,280
General and administrative	4,787	6,660
Total operating expenses	9,820	14,851
Loss from operations	(1,748)	(4,948)
Interest expense, net	(607)	(713)
Other income (expense), net	(32)	264
Net loss	$(2,387)	$(5,397)

Net loss per share:
Basic	$(1.09)	$(2.79)
Diluted	$(1.09)	$(2.79)

Weighted average shares outstanding:
Basic	2,196,161	1,935,229
Diluted	2,196,161	1,935,229

LEAFLY HOLDINGS, INC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net loss	$(2,387)	$(5,397)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	329	195
Stock-based compensation expense	598	658
Bad debt expense	496	725
Gain on disposition of assets	(2)	(10)
Noncash amortization of debt discount	136	136
Noncash change in fair value of derivatives	(14)	(267)
Other	1	3
Changes in operating assets and liabilities:
Accounts receivable	(13)	(1,065)
Prepaid expenses and other current assets	266	(2,460)
Accounts payable	(173)	(401)
Accrued expenses and other current liabilities	(223)	(1,565)
Deferred revenue	113	222
Net cash used in operating activities	(873)	(9,226)

Cash flows from investing activities
Additions of property, equipment, and software	(211)	(535)
Proceeds from sale of property and equipment	2	10
Net cash used in investing activities	(209)	(525)

Cash flows from financing activities
Issuance of common stock under ESPP	16	120
Tax payments related to shares retired for vested restricted stock units	(40)	—
Repayments of related party payables	(90)	(8)
Net cash (used in) provided by financing activities	(114)	112

Net decrease in cash, cash equivalents, and restricted cash	(1,196)	(9,639)
Cash, cash equivalents, and restricted cash, beginning of period	15,544	25,202
Cash, cash equivalents, and restricted cash, end of period	$14,348	$15,563

LEAFLY HOLDINGS, INC

NON-GAAP FINANCIAL MEASURES - UNAUDITED

(in thousands)

Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) and Adjusted EBITDA

To provide investors with additional information regarding our financial results, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net loss before interest, taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net (loss) income (the most directly comparable GAAP financial measure) to EBITDA and from EBITDA to Adjusted EBITDA.

We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider either in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

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although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and both EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
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EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and
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EBITDA and Adjusted EBITDA do not reflect interest or tax payments that may represent a reduction in cash available to us.

Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net (loss) income and our other GAAP results.

A reconciliation of net (loss) income to non-GAAP EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended March 31,
	2024	2023
Net loss	$(2,387)	$(5,397)
Interest expense, net	607	713
Depreciation and amortization expense	329	195
EBITDA	(1,451)	(4,489)
Stock-based compensation	598	658
Severance	—	754
Change in fair value of derivatives	(14)	(267)
Adjusted EBITDA	$(867)	$(3,344)

Contacts

Media

pr@leafly.com

Investors

ir@leafly.com

Source: Leafly Holdings, Inc.